PepGen Reports First Quarter 2026 Financial Results and Recent Corporate Highlights

– FREEDOM2-DM1 5 mg/kg cohort demonstrated favorable safety, splicing and vHOT data, with the totality of results supporting the potential of the ongoing 10 mg/kg dose cohort –

– The FREEDOM2 10 mg/kg cohort is fully enrolled, with data on track for 2H 2026 –

– Well-funded with $132.3M of cash as of March 31, 2026, sufficient to fund operations through FREEDOM2 12.5 mg/kg MAD readout and into 2H 2027 –

BOSTON— May 12, 2026-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results and recent corporate highlights for the quarter ended March 31, 2026, and recent corporate highlights.

"We made encouraging progress during the first quarter of 2026 in our FREEDOM2-DM1 trial. The 5 mg/kg cohort — the initial dose cohort — demonstrated a favorable tolerability profile and promising efficacy trends, reinforcing our confidence in PGN-EDODM1's potential at higher doses," said James McArthur, PhD, President and Chief Executive Officer of PepGen. "Enrollment in the 10 mg/kg cohort is now complete and we remain on track to report data in the second half of this year. With funding in place through the 10 and 12.5 mg/kg cohorts, we are well positioned to continue dose escalating and deliver on the promise of this program for the DM1 community."

Recent Program Updates

PGN-EDODM1: Myotonic Dystrophy Type 1 (DM1)

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FREEDOM2 Phase 2 Multiple Ascending Dose (MAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
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PepGen reported promising topline results from the 5 mg/kg MAD cohort, demonstrating favorable safety, splicing and vHOT data. The Company believes the totality of safety and efficacy results support the potential of PGN-EDODM1 in the ongoing 10 mg/kg dose cohort. Read the full release here.
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The Company has fully enrolled the 10 mg/kg MAD cohort of FREEDOM2. PepGen expects to report data from this cohort in the second half of 2026, with data from the 12.5 mg/kg cohort anticipated in 2027.
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PepGen has currently enrolled 13 patients in the open label extension (OLE) at 5 mg/kg, including 6 patients from FREEDOM2, with no patient discontinuations.
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The Company has received regulatory clearance to initiate the FREEDOM2 trial in South Korea, Australia, and New Zealand. Sites are currently open and active in Canada, the UK and South Korea, with plans to open sites in New Zealand and Australia.
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The U.S. Food and Drug Administration (FDA) placed a partial clinical hold on the FREEDOM2 study. The partial clinical hold questions raised by the FDA relate to previously submitted preclinical pharmacology and toxicology studies. The timing of the ongoing FREEDOM2 clinical study has not been impacted. The Company continues to work with the FDA to address the Agency’s questions as quickly as possible.

Financial Results for the Three Months Ended March 31, 2026

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Cash, Cash Equivalents and Marketable Securities were $132.3 million as of March 31, 2026. Based on currently planned operations, the Company believes that its existing cash, cash equivalents, and marketable securities will be sufficient to fund its operations into the second half of 2027.
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Research and Development Expenses were $13.0 million for the three months ended March 31, 2026, compared to $25.4 million for the same period in 2025.
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General and Administrative Expenses were $5.9 million for the three months ended March 31, 2026, compared to $5.9 million for the same period in 2025.
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Net Loss was $17.8 million, or $(0.26) basic and diluted net loss per share, for the three months ended March 31, 2026, compared to $30.2 million, or $(0.92) basic and diluted net loss per share, for the same period in 2025. PepGen had approximately 69.2 million shares outstanding on March 31, 2026.

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of DM1, utilizes the Company's proprietary EDO technology to deliver a therapeutic oligonucleotide that is designed to restore the normal splicing function of MBNL1, a key RNA splicing protein. PGN-EDODM1 addresses the deleterious effects of cytosine-uracil-guanine (CUG) repeat expansion in the dystrophia myotonica protein kinase (DMPK) transcripts which sequester MBNL1, by binding to the pathogenic CUG trinucleotide repeat expansion present in the DMPK transcripts, and disrupting the binding between the CUG repeat expansion and MBNL1. PepGen believes this innovative therapeutic approach may have considerable advantages over oligonucleotide modalities that rely on knockdown or degradation of the DMPK transcripts as it will allow the DMPK transcripts to continue to perform their normal function within the cell, while also liberating MBNL1 to correct downstream mis-splicing events. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1.

About Myotonic Dystrophy Type 1 (DM1)

Myotonic dystrophy type 1 (DM1) is a rare, progressive, and highly variable genetic neuromuscular disease caused by an abnormal expansion of cytosine-thymine-guanine (CTG) repeats in the dystrophia myotonica protein kinase (DMPK) gene. DM1 affects over 115,000 individuals in the U.S. and EU and is characterized by widespread, multisystem symptoms that may include myotonia, progressive muscle weakness, fatigue, cardiac abnormalities, respiratory impairment, and cognitive dysfunction. The disease is driven by toxic RNA transcripts containing expanded cytosine-uracil-guanine (CUG) repeats that sequester muscleblind-like 1 (MBNL1), a key RNA splicing protein, leading to widespread mis-splicing across multiple tissues. There are currently no approved disease-modifying therapies for DM1, underscoring the significant unmet medical need for patients living with the disease.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, the Company is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the therapeutic potential and safety profile of PGN-EDODM1 based on data from the 5, 10 and 15 mg/kg cohorts of the single dose FREEDOM-DM1 study and data from 5 mg/kg cohort of the multi-dose FREEDOM2-DM1 study, expected timelines for data reports from our FREEDOM2-DM1 trial, forecasts relating to PepGen’s cash runway, and ongoing and planned regulatory interactions, including the potential timing and successful resolution of questions from the FDA relating to the partial clinical hold.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to risks related to: delays or failure to successfully initiate or complete our ongoing and planned development activities for our product candidates, including PGN-EDODM1; our ability to enroll patients in our clinical trials, including FREEDOM2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results, including for PGN-EDODM1; our product candidates, including PGN-EDODM1, may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including release of the partial clinical hold placed by the FDA and/or clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our FREEDOM2 program; changes in regulatory framework that are out of our control; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent reports filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses PGN-EDODM1, an investigational therapy that has not been approved for use in any country, and is not intended to convey conclusions about its efficacy or safety. There is no guarantee that PGN-EDODM1 or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact
Laurence Watts
New Street Investor Relations
laurence@newstreetir.com

Media Contact

Julia Deutsch

Lyra Strategic Advisory, LLC

Jdeutsch@lyraadvisory.com

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$ 13,004	$ 25,378
General and administrative	5,938	5,943
Total operating expenses	$ 18,942	$ 31,321
Operating loss	$ (18,942)	$ (31,321)
Other income (expense)
Interest income	1,250	1,122
Other (expense) income, net	(56)	(3)
Total other income, net	1,194	1,119
Net loss before income tax	$ (17,748)	$ (30,202)
Income tax expense	(15)	—
Net loss	$ (17,763)	$ (30,202)
Net loss per share, basic and diluted	$ (0.26)	$ (0.92)
Weighted-average common stock outstanding, basic and diluted	69,091,100	32,674,720

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2026	December 31, 2025
Assets
Cash, cash equivalents and marketable securities	$ 132,303	$ 148,456
Other assets	23,992	25,451
Total assets	$ 156,295	$ 173,907
Liabilities and stockholders’ equity
Liabilities	$ 22,315	$ 26,463
Stockholders’ equity	133,980	147,444
Total liabilities and stockholders’ equity	$ 156,295	$ 173,907